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                                                                      Exhibit 1


         The undersigned hereby agree, pursuant to Rule 13d-1(f)(1) to file a joint statement on Schedule 13D and amendments thereto pertaining to their beneficial ownership of shares of Common Stock of Enzon, Inc.

         This agreement may be terminated for any reason by any party hereto immediately upon the personal delivery or facsimile transmission of notice to that effect to the other parties hereto.

         This agreement may be executed in counterparts and all so executed shall constitute one agreement.

Date:  May 27, 1997


                                CLEARWATER FUND IV LTD.

                                /s/ A.P. de Groot
                                ----------------------------
                                By:   A.P. de Groot
                                Title:   President



                                CLEARWATER FUND IV, LLC

                                /s/ Hans Frederic Heye
                                -----------------------------
                                By:   Hans Frederic Heye
                                Title:   Managing Member




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